                                                                    EXHIBIT 23.8

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (No. 06611, No. 19789, No. 27971 and No. 27969) of Wang Laboratories, Inc. of our report dated December 24, 1997 relating to the consolidated financial statements of Olsy Africa (Proprietary) Limited, which appears in the Current Report on Form 8-K/A of Wang Laboratories, Inc. dated June 1, 1998.


/s/ Price Waterhouse


                                                                    May 27, 1998